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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-70352 of Tetra Tech, Inc. on Form S-3 of our reports dated November 14, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Tetra Tech, Inc. for the year ended September 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California
July 31, 2002

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EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT